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                                                                   EXHIBIT 10.78

                            FOURTH AMENDMENT TO THE
                                MIRANT SERVICES
                     BARGAINING UNIT EMPLOYEE SAVINGS PLAN

         WHEREAS, Mirant Services, LLC (the "Company") heretofore adopted the Mirant Services Bargaining Unit Employee Savings Plan (the "Plan"), effective December 19, 2000, and subsequently amended and restated effective as of April 2, 2001;

         WHEREAS, the Company desires to amend the Plan regarding the employee contribution limitation applicable to certain employees; and

         WHEREAS, the Americas Benefits Committee (the "Committee") is authorized pursuant to Section 15.1 of the Plan to amend the Plan at any time, provided such amendment does not involve a substantial increase in cost to the Company.

         NOW, THEREFORE, the Committee hereby amends the Plan as follows, to be effective as of June 1, 2002:

                                       I.

         SECTION 6.2 OF THE PLAN SHALL BE DELETED IN ITS ENTIRETY AND REPLACED WITH THE FOLLOWING NEW SECTION 6.2:

         6.2 Correction of Contributions in Excess of Section 415 Limits. If the Annual Additions for a Participant exceed the limits of Section 6.1 as a result of the allocation of forfeitures, if any, a reasonable error in estimating a Participant's annual compensation for purposes of the Plan, a reasonable error in determining the amount of elective deferrals (within the meaning of Section 402(g)(3) of the Code) that may be made with respect to any individual, or under other limited facts and circumstances that the Commissioner of the Treasury finds justify the availability of the rules set forth in this Section 6.2, the excess amounts shall not be deemed Annual Additions if they are treated in accordance with any one or more or any combination of the following:

         (a) return to the Participant that portion, or all, of his Voluntary Participant Contributions (as adjusted for income and loss) as is necessary to ensure compliance with Section 6.1;

         (b) distribute to the Participant that portion, or all, of his Elective Employer Contributions (as adjusted for income and loss) as is necessary to ensure compliance with Section 6.1; and

         (c) forfeiture of that portion, or all, of the Employer Matching Contributions (as adjusted for income and loss) and any forfeitures of Employer contributions that were allocated to the Participant's Account (as adjusted for income and loss) as is necessary to ensure compliance with Section 6.1.


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         (d)      forfeiture of that portion, or all, of the Discretionary
Profit Sharing Contributions that were allocated to the Participant's Account (as adjusted for income and loss) as is necessary to ensure compliance with
Section 6.1.

         Any amounts distributed or returned to the Participant under (a) or
(b) above shall be disregarded for purposes of the Actual Deferral Percentage Test.

Any amounts forfeited under this Section 6.2 shall be held in a suspense account (separate from the Suspense Account established under Section 10.3) and shall be applied, subject to Section 6.1, to reduce the next ensuing Employing Company contribution. Such application shall be made prior to any Employing Company contributions that would constitute Annual Additions. No income or investment gains and losses shall be allocated to the suspense account provided for under this Section 6.2. If any amount remains in a suspense account provided for under this Section 6.2 upon termination of this Plan, such amount will revert to the Employing Companies notwithstanding any other provision of this Plan.

                                      II.

         SECTION 17.2(C) OF THE PLAN SHALL BE DELETED IN ITS ENTIRETY AND REPLACED WITH THE FOLLOWING NEW SECTION 17.2(C):

                  (c) The rate of Elective Employer Contributions (Section 4.1) and Voluntary Participant Contributions (Section 4.6) shall be 1% to 30% of Compensation.

                                      III.

         EXCEPT AS AMENDED HEREIN BY THIS FOURTH AMENDMENT, THE PLAN SHALL REMAIN IN FULL FORCE AND EFFECT AS AMENDED AND RESTATED BY THE COMPANY PRIOR TO THE ADOPTION OF THIS FOURTH AMENDMENT.

         IN WITNESS WHEREOF, the Committee, through a duly authorized officer of the Company, has adopted this Fourth Amendment to the Plan this 22nd day of May, 2002 to be effective as provided herein.


                                      MIRANT SERVICES, LLC



                                      By: /s/ Dianne W. Davenport
                                         ----------------------------
                                      Title:  Vice President
                                            -------------------------


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